UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2015

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that, on October 8, 2015, Dr. Mary H. Futrell expressed her intention not to stand for re-election to the Company’s Board of Directors at the 2015 Annual Meeting of Stockholders, and therefore her term will end at the conclusion of the 2015 Annual Meeting. Dr. Futrell confirmed to the Board that her decision not to stand for re-election was in consideration of the Board’s retirement policy and for personal reasons, and is not the result of any disagreement with the Company relating to its operations, policies or practices. Dr. Futrell’s retirement comes after 8 years of distinguished service as a director, including as a member of the Compensation and Academic Committees of the Board. Her leadership experience and tenure in academic affairs has provided the Board with valuable strategic insights, experience and in-depth knowledge of the education industry. The Board also determined that, effective at the conclusion of the 2015 Annual Meeting, the size of the Board shall be decreased to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

October 15, 2015	By:	/s/ Howard D. Polsky
	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary